Filed Pursuant to Rule 424(b)(5)

Registration No. 333-285443

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 7, 2025)

1,290,000 Ordinary Shares

Silynxcom Ltd.

This is a public offering of 1,290,000 ordinary shares, no par value per share, or the Ordinary Shares, of Silynxcom Ltd., a company organized under the laws of Israel. We are offering all of the Ordinary Shares offered by this prospectus supplement on a firm commitment underwritten basis.

Our Ordinary Shares are listed on the NYSE American LLC, or the NYSE American, under the symbol “SYNX.” On March 28, 2025, the last reported sale price of our Ordinary Shares on NYSE American was $3.77 per share.

On March 26, 2025, the aggregate market value of our outstanding ordinary shares held by non-affiliates as of the date of this prospectus supplement was approximately $10,586,447, based on 2,433,666 outstanding Ordinary Shares held by non-affiliates and a per share price of $4.35, the closing price of our Ordinary Shares on March 18, 2025, which is the highest closing sale price of our Ordinary Shares on NYSE American within the prior 60 days.

We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-calendar month calendar period that ends on, and includes, the date of this prospectus supplement and, as a result, the capacity to sell securities under our registration statement on Form F-3 pursuant to General Instruction I.B.5. is approximately $3,528,815.

We are an emerging growth company, as defined in the Jumpstart Our Business Startup Act of 2012, of the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements. We are a “controlled company” as defined under the Israeli Companies Law 5759-1999, or the Companies Law. As of March 26, 2025, Mr. Nir Klein and Mr. Ron Klein own 54.46% of the total voting power of our issued and outstanding Ordinary Shares and, as of the date of this prospectus supplement, we are also a “controlled company” for purposes of the NYSE American rules.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.25	$2,902,500
Underwriting discounts and commissions(1)	$0.1575	$203,175
Proceeds to us (before expenses)	$2.0925	$2,699,325

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page S-13 of this prospectus supplement for additional disclosures regarding underwriting discounts, commissions and estimated offering expenses.

We have granted a 45-day option to the underwriter to purchase up to an additional 193,500 Ordinary Shares from us solely to cover over-allotments, if any.

The underwriter expects to deliver the securities to purchasers on or about April 2, 2025.

ThinkEquity

The date of this prospectus supplement is March 31, 2025

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-285443) that was declared effective by the SEC on March 7, 2025. Under this “shelf” registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total amount of $50,000,000.

You should read carefully this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Silynxcom,” the “Company,” “we,” “us,” “our” or similar references to refer to Silynxcom Ltd.

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All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement and the accompanying prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

This prospectus supplement is not an offer to sell these Ordinary Shares and it is not soliciting an offer to buy these Ordinary Shares in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

References to “U.S. dollars” and “$” are to currency of the United States of America, and references to “shekel,” “Israeli shekel” and “NIS” are to New Israeli Shekels. References to “Ordinary Shares” are to our Ordinary Shares, no par value.

We report financial information under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board and none of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

We are not making offers to sell or solicitations to buy our Ordinary Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any related free writing prospectus, or any sale of securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Our forward-looking statements include, but are not limited to, statements regarding us or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements.

Important factors that could cause such differences include, but are not limited to:

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our ability to maintain our business model;

●	our ability to project market growth and trends;

●	our ability to secure government tenders and maintain relationships with government contractors;

●	our ability to elicit a greater positive reception for our technology and devices than other similar devices that are sold on the market;

●	our ability to raise capital through the issuance of additional securities;

●	the effect of competition and other technologies;

●	projected capital expenditures and liquidity;

●	the effects of any potential litigation;

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●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain, protect and enhance our intellectual property;

●	our ability to retain key executive members and employees;

●	our ability to retain key executive members and employees

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passage of future laws;

●	general market, political, and economic conditions in the countries in which we operate, including those conditions related to recent unrest and armed conflicts in Israel and other parts of the Middle East, as well as any potential conflicts that may arise, such as the multi-front war Israel is facing, and geopolitical, trade, tariff and regulatory uncertainties; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our annual report on Form 20-F for the fiscal year ended December 31, 2023, or the 2023 Annual Report, as well other factors in the 2023 Annual Report.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus supplement as well as in our 2023 Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

We develop, manufacture, and sell ruggedized tactical communication headset devices as well as other communication accessories, all of which have been field-tested and combat proven. Our in-ear headset devices, or In-Ear Headsets, are used in combat, the battlefield, riot control, demonstrations, weapons training courses, and factory floors. Our In-Ear Headsets seamlessly integrate with third party manufacturers of professional-grade ruggedized radios that are used by soldiers in combat or police officers in riot situations. Our In-Ear Headsets also fit tightly into the protective gear to enable users to speak and hear clearly and precisely while they are protected from the hazardous sounds of combat, riots, dangerous situations and machine equipment in factories. Our sleek, lightweight, In-Ear Headsets include active sound protection to eliminate unsafe sounds, while maintaining ambient environmental awareness, giving our customers 360° situational awareness.

We sell our In-Ear Headsets and communication accessories directly to military forces, police and other law enforcement units around the world. We also sell indirectly, through a specialized network of local distributors in each geography in which we operate, as well as through key strategic partnerships with radio equipment manufacturers. Our direct sales are generally conducted through government-run official tender processes. Our indirect sales are conducted through our distributor network, specialized agents, and strategic original equipment manufacturers, or OEMs. Our distributor network has grown by six times from 2020 to 2024. Our primary markets are currently in Israel, Europe, Asia and the United States and we intend to expand our sales, marketing and distribution network into new markets such as Southeast Asia and Latin America.

In recent years, we have strengthened our presence in the Asia-Pacific region through strategic initiative. In June 2024, we signed new distribution agreements in Asia, further strengthening our market footprint. Additionally, we have focused on leveraging our established relationships and distributor network in the region, including securing a contract with the Singapore Army in July 2023 for converted 3M PELTOR headsets, as well as contracts with the Republic of Korea Armed Forces and expanding our engagement with the National Police of the Republic of Korea.

The key driving factor in the growth of our business has been the recent growth in the In-Ear Headset subsegment of the Personal Headset Device market, coupled with our unique ergonomic design and technology which enables users to both speak and hear clearly and precisely. In addition, we also develop, market and sell push-to-talk devices, communication controllers, and communication device cables and connectors. Our products are designed to be compatible with other products that we offer and compatible with other third-party communication products available in the market that are used by our customers.

Our revenue streams originate from a range of customers. Due to the conflicts involving Israel as of the date of this prospectus supplement, demand for our products from the Israel Defense Forces, or IDF, has increased significantly.

We are continuously engaged in the research and development of new and improved iterations of our products, technology and external and internal integration thereof.

Our Growth Strategy

In order to increase our market share in the high-growth In-Ear Headset segment that we operate in, we rely on the following key growth strategies:

●	Continued joint product and business development with large military contractors and re-sellers where we can bundle together our headsets with the connectors and cables that we otherwise sell separately.

●	Leverage our QDC solution that we currently sell to manufacturers of Over-the-Ear Headsets to cross-sell our In-Ear Headsets and accessories

●	Increasing cooperation with well-established global manufacturers of Over-the-Ear Headset manufacturers through the licensing of elements of our In-Ear Headset technology to be applied to Over-the-Ear Headsets.

●	Continued development of benchmarks and incentive packages to our growing number of global distributors and agents in the territories in which we operate.

●	Building out a portfolio of framework agreements through participation in structured multiyear frame programs that run for three to seven years, such as the U.S. Department of Defense’s Equipment Purchasing Program.

●	We aim to reach new volume markets by addressing new user groups with a similar need to communicate in noisy and challenging environments while protecting hearing. Examples of such user groups include workers on construction sites, factory floors and mining operations all of which we have begun selling into.

●	Continue our market growth in the hotter climate areas of Asia where we are seeing a growing awareness and demand for sound protective high quality communication radios systems and headsets at a cost-effective price point.

●	Continuing sustainable and profitable growth by focusing on internal cost controls and collaborating closely with our manufacturing partners to safeguard volume gains and competitive production costs.

Recent Developments

Preliminary Results as of and for the Year Ended December 31, 2024

Below is a summary of certain preliminary estimates regarding our cash and cash equivalents and revenue as of and for the year ended December 31, 2024. This preliminary financial information is based upon our estimates and is subject to completion of our financial closing procedures. Moreover, this preliminary financial information has been prepared solely on the basis of information that is currently available to, and that is the responsibility of, management. Our independent registered public accounting firm has not audited nor reviewed, and does not express an opinion with respect to, this information. This preliminary financial information is not a comprehensive statement of our cash and cash equivalents and revenue as of and for the year ended December 31, 2024, and remains subject to, among other things, the completion of our financial closing procedures, final adjustments, and completion of our internal review for the year ended December 31, 2024, which may impact the results and expectations set forth below. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require adjustments to be made to the preliminary estimated financial information presented below may be identified. Therefore, you should not place undue reliance on these preliminary numbers or assume that they are indicative of what our results for the completed year will be. Nonetheless, the Company does not expect its actual results to differ materially from these preliminary estimates.

As of December 31, 2024, we had approximately $3.2 million of cash and cash equivalents.

Our revenues for the year ended December 31, 2024 amounted to $9.2 million, constituting an increase of $1,555,182, or 20.4%, compared to $7.6 million for the year ended December 31, 2023.

Key Innovations

In December 2024, we announced the launch of our latest headset designed to enhance safety and situational awareness for armored personnel carrier, or APC, crews and other heavy military vehicles, addressing the critical challenge of detecting potentially life-threatening drone sounds while maintaining hearing protection in high-noise environments. In December 2024, we also unveiled a new headset for artillery operators and APC crews that integrates advanced auditory technology, offering hearing protection from loud noises, selective amplification of critical sounds like drone noise, and seamless compatibility with leading military intercom and radio systems. In March 2025, we announced that we had successfully completed the field testing of enhancing drone sound awareness technology for APC crews and other heavy military vehicles, in collaboration with a military force in Asia and leading global defense contractor. In March 2025, we announced the development of our tactical sound protection In-Ear Headset which combines real-time vital signs monitoring with high communication capabilities to provide health insights and real-time alerts for users in combat or high-risk environments.

Key Orders

●	In March 2025, we secured a $300,000 order from a European elite special forces unit for our advanced In-Ear communication systems.

●	In March 2025, we announced two new orders from an elite IDF special forces unit for In-Ear Headsets.

●	In February 2025, we announced the successful delivery of enhanced systems with innovative new tactical communication capability to an elite IDF special forces unit.

●	In January 2025, we received a $330,000 order from the IDF for tactical communication equipment, bringing total IDF orders since July 2024 to approximately $2.3 million.

●	In November 2024, we received a $270,000 order from a leading military customer for advanced tactical headsets, designed to enhance communication and safety in combat scenarios.

●	In October 2024, we received an order from the U.S. Air Force for innovative tactical communication products, featuring a customized system configuration that underscores growing confidence in our solutions and understanding of evolving market needs.

●	In September 2024, we received a $740,000 order from the IDF for tactical communication equipment.

●	In July 2024, we received $500,000 in orders from the IDF for advanced military headset systems, reflecting increased demand for our cutting-edge solutions.

●	In July 2024, we received a follow-on $315,000 order from the IDF, further scaling revenue growth and market presence.

●	In September 2024, we secured three new orders from law enforcement agencies in Germany and Switzerland through our European distribution partners, highlighting growth in the European market.

●	In September 2024, we delivered a $270,000 order of our flagship In-Ear headsets to a high-level security agency, showcasing demand for our proprietary “hear-thru” technology.

●	In June 2024, we secured multiple orders from U.S. federal and law enforcement organizations for our new tactical system, expanding our market reach in the law enforcement sector.

Key strategic agreements

In June 2024, we expanded our global reach by signing new distribution agreements with distributors in Asia and Europe, strengthening our international footprint. In April 2024, we enhanced our collaboration with 3M PELTOR, a global leader in advanced hearing protection and communication solutions, to include the Peltor ComTac™ VIII Headset, combining advanced auditory situational awareness with seamless integration into our tactical systems.

Corporate Information

We are an Israeli corporation and are incorporated under the name Silynxcom Ltd. On January 17, 2024, we completed our initial public offering of Ordinary Shares on the NYSE American, or the Initial Public Offering. Our principal executive offices are located at 7 Giborei Israel in Netanya, Israel. Our telephone number in Israel is +972 9-8658-370. Our website address https://www.silynxcom.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Issuer	Silynxcom Ltd.

Ordinary Shares offered by us	1,290,000 Ordinary Shares.

Ordinary Shares currently issued and outstanding	5,344,400 Ordinary Shares

Ordinary Shares to be outstanding immediately after this offering	6,634,400 Ordinary Shares (or 6,827,900 Ordinary Shares if the underwriter exercises its option to purchase additional Ordinary Shares in full).

Over-allotment option

We have granted the underwriters an option for a period of up to 45 days to purchase, at the public offering price, up to 193,500 additional Ordinary Shares, representing 15%, less underwriting discounts and commissions, to cover over-allotments, if any.

Offering price	$2.25 per share.

Use of proceeds	We intend to use the net proceeds from the sale of the Ordinary Shares in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-13 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk factors	Investing in our Ordinary Shares involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE American symbol	Our Ordinary Shares are listed on the NYSE American under the symbol “SYNX.”

Unless otherwise stated, all information in this prospectus supplement is based on 5,344,400 Ordinary Shares issued and outstanding as of March 26, 2025, and excludes:

●	914,767 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan at a weighted average exercise price of $1.84;

●	62,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to the representative in connection with the Initial Public Offering;

●	100,520 Ordinary Shares issuable upon the exercise of options granted to certain directors to purchase Ordinary Shares at $4.00 per Ordinary Share; and

●	36,982 Ordinary Shares issued in aggregate on July 11, 2024 as part of the SAFE conversion and investment agreement in connection with the Initial Public Offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s over-allotment option.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors discussed below and those described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2023 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, or Reports on Form 6-K. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our Ordinary Shares to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement and accompanying prospectus.

Risks Related to this Offering and Ownership of Our Ordinary Shares

Our principal shareholders and management own a significant percentage of our Ordinary Shares and will be able to exert significant influence over matters subject to shareholder approval.

As of the date of this prospectus supplement, Mr. Nir Klein and Mr. Ron Klein own 54.5% of the total voting power of our issued and outstanding Ordinary Shares. After the closing of this offering, our executive officers, directors, five percent shareholders and their affiliates will, in the aggregate, beneficially own approximately % of our Ordinary Shares (assuming no exercise of the underwriters’ over-allotment option). Therefore, these shareholders, and in particular, our largest shareholder, Mr. Nir Klein, will have the ability to influence us through their ownership positions. These shareholders may be able to determine all matters requiring shareholder approval. For example, these shareholders, acting together, may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our Ordinary Shares that you may believe are in your best interest as one of our shareholders.

The market price of our Ordinary Shares is likely to be volatile, which could result in substantial losses for purchasers of our Ordinary Shares in this offering.

The trading price of each of our Ordinary Shares is likely to be volatile. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of such securities:

●	overall performance of the equity markets and the economy;

●	actual or anticipated fluctuations in our net revenue or other operating metrics;

●	changes in our financial or operational estimates or projections;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet the estimates or the expectations of investors;

●	changes in the economic performance or market valuations of companies similar to us;

●	the depth of the trading market in our Ordinary Shares;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	lawsuits threatened or filed against us;

●	recruitment or departure of key personnel; and

●	other events or factors, including those resulting from war, public health concerns and epidemics, incidents of terrorism or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. Broad market and industry factors may negatively affect the market price of our Ordinary Shares, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause our share price to decline rapidly and unexpectedly.

If you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

The public offering price of the Ordinary Shares being offered hereby is substantially higher than the net tangible book value per Ordinary Share of our outstanding Ordinary Shares. If you purchase our Ordinary Shares in this offering, based on the public offering price of $2.25 per Ordinary Share, you will experience immediate dilution in net tangible book value of $0.86 per Ordinary Share. See “Dilution” for a more detailed discussion of the dilution will incur if you purchase Ordinary Shares in this offering.

Future sales or other issuances of our Ordinary Shares could depress the market for our Ordinary Shares.

Sales of a substantial number of Ordinary Shares, or the perception by the market that those sales could occur, could cause the market price of our Ordinary Shares to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, we, our directors and executive officers have entered into lock-up agreements for a period of 90 days following this offering, subject to customary exceptions. See “Underwriting” beginning on page S-13 of this prospectus supplement. Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of our Ordinary Shares.

Future issuances of Ordinary Shares or any securities that are exercisable for or convertible into Ordinary Shares could further depress the market for our Ordinary Shares, may have an adverse effect on the market price of our Ordinary Shares and will have a dilutive effect on our existing shareholders and holders of Ordinary Shares. We expect to continue to incur research and development and general and administrative expenses and, to satisfy our funding requirements, we will need to sell additional equity securities, which may include sales of significant amounts of Ordinary Shares or securities convertible or exercisable into Ordinary Shares. The sale or the proposed sale of substantial amounts of our Ordinary Shares or other equity securities in the public markets or in private transactions may adversely affect the market price of our Ordinary Shares and our share price may decline substantially.

An active trading market for our ordinary shares may not be sustained.

Although our Ordinary Shares are listed on the NYSE American, an active public trading market for our Ordinary Shares may not be sustained. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your Ordinary Shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling Ordinary Shares and may impair our ability to acquire other companies or technologies by using our Ordinary Shares as consideration.

We have not paid, and do not intend to pay, dividends on our Ordinary Shares and, therefore, unless our traded Ordinary Shares appreciate in value, our investors may not benefit from holding our Ordinary Shares.

We have never declared or paid any dividends on our Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

Raising additional capital may cause dilution to our existing shareholders and may adversely affect the rights of existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of equity (such as this offering) or otherwise including through convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Future sales of our Ordinary Shares or of securities convertible into our Ordinary Shares, or the perception that such sales may occur, could cause immediate dilution and adversely affect the market price of our Ordinary Shares.

Risks Related to our Operations in Israel

Political, economic and military instability in the State of Israel, where our headquarters, members of our management team, our production and research and development facilities are located, may adversely affect our results of operations.

Our executive offices and research and development facilities are located in Netanya, Israel. In addition, the majority of our employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and countries in the same region as Israel and groups in neighboring countries. In addition, several countries, principally in the Middle East, restrict doing business with Israel, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. Any hostilities involving Israel, terrorist activities, political instability or violence in the region or the interruption or curtailment of trade or transport between Israel and its trading partners could adversely affect our operations and results of operations and the market price of our Ordinary Shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations.

Further, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older for certain reservists) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists.

In October 2023, Hamas terrorists infiltrated Israel’s border with the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign commenced in the Gaza Strip. As of March 31, 2025, the ceasefire with Hamas that had been in place since January 2025 has ended, and hostilities have resumed. The continuation of the conflict has led to heightened security concerns, potential disruptions to business operations, and economic instability. There remains significant uncertainty regarding the duration and escalation of the conflict, and further military actions, restrictions, or government-imposed measures could adversely affect our operations and financial condition. Other regional hostilities, since October 7, 2023, have concurrently become more pronounced. This includes and has included a northern front war between Israel and Hezbollah, hostilities between Israel and Iran, which have included Iranian strikes against Israel in April 2024 and October 2024, and subsequent retaliation by Israel to both instances, and a continued conflict between Israel and the Houthi Movement in Yemen. Such potential disruption to our operations may include certain delays and diversions of the import of certain components for manufacturing and production as a result of reduced air travel and the attacks on container ships on the Red Sea route by the Iranian-backed Houthi Movement.

Since the war broke out on October 7, 2023, our operations have not been adversely affected. At this time, it is not possible to predict the intensity or duration of the war, nor can we predict how this war will ultimately affect Israel’s economy in general, which may involve additional credit rating agencies downgrading Israel’s credit rating score after Moody’s downgrading of Israel’s credit rating from A1 to A2 and outlook rating from “stable” to “negative”, and we continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas, hostilities with Iran, and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Although many such military reservists have been discharged, they may be called up again depending on how events unfold. As of March 31, 2025, none of our current employees in Israel are currently on active military duty. Moreover, we rely on service providers located in Israel and have entered into certain agreements with Israeli counterparties. Employees of such service providers or contractual counterparties may be called for service in the current or future wars or other armed conflicts with Hamas and Iran, in addition to other prospective armed conflicts Israel may be engaged in, and such persons may be absent from their positions for a period of time. As of March 31, 2025, we have not been affected by any absences of personnel at our service providers or counterparties located in Israel. However, military service call ups that result in absences of personnel from us, our service providers or contractual counterparties in Israel may disrupt our operations and absences for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our insurance policies do not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies, whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by certain countries, activists and organizations to cause companies, research institutions and consumers to boycott Israeli goods and cooperation with Israeli-related entities based on Israeli government policies.

Finally, political conditions within Israel may affect our operations. Many citizens and groups have responded strongly against the Israeli government’s pursuit of judicial reform. To date, these initiatives have been substantially put on hold. Actual or perceived instability in Israel or any negative changes in the political environment may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Ordinary Shares offered by us in this offering will be approximately $2.7 million after deducting the underwriting discounts and commissions and our estimated offering expenses. If the underwriter’s option to purchase additional Ordinary Shares in this offering is exercised in full, we estimate that our net proceeds from this offering will be approximately $3.1 million, after deducting estimated underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from the sale of our Ordinary Shares in this offering for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited consolidated financial statements, provided that the end of the period to which the consolidated financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Payment of dividends may be subject to Israeli withholding taxes.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the public offering price per Ordinary Share you will pay in this offering and the as adjusted net tangible book value per Ordinary Share after this offering.

Our net tangible book value as of June 30, 2024 was $6,616,753 corresponding to a net tangible book value of $1.26 per Ordinary Share. The as adjusted net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by the number of the Ordinary Shares to be issued and outstanding immediately after this offering assumes that all Ordinary Shares offered hereby are sold, and is based on 5,250,000 Ordinary Shares outstanding as of June 30, 2024.

After giving effect to the sale of the Ordinary Shares offered by us in this offering at the public offering price of $2.25 per Ordinary Share, assuming no exercise of the underwriter’s option to purchase additional Ordinary Shares, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value estimated at June 30, 2024 would have been approximately $9.1 million, representing $1.39 per Ordinary Share. This represents an immediate increase in historical net tangible book value of $0.13 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $0.86 per Ordinary Share to purchasers of Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by these purchasers and net tangible book value per Ordinary Share immediately after the completion of this offering.

Public offering price per Ordinary Share	$2.25
Net tangible book value per Ordinary Share as of June 30, 2024	$1.26
Increase in net tangible book value per Ordinary Share attributable to this offering	$0.13
As adjusted net tangible book value per Ordinary Share after this offering	$1.39
Dilution per Ordinary Share to new investors	$0.86
Percentage of dilution in net tangible book value per Ordinary Share for new investors	38.12%

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the net tangible book value will increase to $1.41 per share representing an immediate increase to existing shareholders of $0.15 per share and an immediate dilution of $0.84  per share to new investors.

The number of the Ordinary Shares to be issued and outstanding immediately after this offering as shown above assumes that all Ordinary Shares offered hereby are sold and is based on 5,250,000 Ordinary Shares outstanding as of June 30, 2024. This number excludes:

●	717,624 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan at a weighted average exercise price of $1.99;

●	53,624 Ordinary Shares issued on January 6, 2025, upon exercise of warrants issued to an employee, at an exercise price of $0.81;

●	62,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to the representative in connection with the Initial Public Offering;

●	100,520 Ordinary Shares issuable upon the exercise of options granted to certain directors to purchase Ordinary Shares at $4.00 per Ordinary Share;

●	36,982 Ordinary Shares issued in aggregate on July 11, 2024 as part of the SAFE conversion and investment agreement in connection with the Initial Public Offering; and

●	3,794 Ordinary Shares issuable to an employee, upon the exercise of options to purchase Ordinary Shares, at an exercise price of $1.37.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:

●	on an actual basis; and

●

on an as adjusted basis to give effect to the sale of 1,290,000 Ordinary Shares in this offering at the public offering price of $2.25 per Ordinary Share, after deducting underwriting discounts and commissions and estimated offering expenses, as if the sale of such Ordinary Shares had occurred on June 30, 2024.

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2024 and our management’s discussion and analysis of financial condition and results of operations for such period included as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on October 2, 2024.

	As of June 30, 2024
U.S. dollars in thousands	Actual	As Adjusted
	(Unaudited)
Cash and cash equivalents	$668	$3,158
Loans from interested parties and others	11	11
Shareholders’ equity (deficit):
Share capital	-	-
Premium on shares and other capital reserves	21,176	23,666
Share based payment capital reserve	4,723	4,723
Warrants	144	144
Capital reserves for transactions with controlling shareholders	1,542	1,542
Accumulated loss	$(20,969)	$(20,969)
Total shareholders’ equity	$6,616	$9,106
Total capitalization	$6,627	$9,117

The number of Ordinary Shares to be outstanding immediately after this offering is based on 5,250,000 Ordinary Shares outstanding as of June 30, 2024. This number excludes:

●	717,624 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan at a weighted average exercise price of $1.75;

●	53,624 Ordinary Shares issued on January 6, 2025, upon exercise of warrants issued to an employee, at an exercise price of $0.81;

●	62,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to the representative in connection with the Initial Public Offering;

●	100,520 Ordinary Shares issuable upon the exercise of options granted to certain directors to purchase Ordinary Shares at $4.00 per Ordinary Share;

●	36,982 Ordinary Shares issued in aggregate on July 11,2024 as part of the SAFE conversion and investment agreement in connection with the Initial Public Offering; and

●	3,794 Ordinary Shares issuable to an employee, upon the exercise of options to purchase Ordinary Shares, at an exercise price of $1.37.

Unless otherwise indicated, all information in this prospectus supplement assumes:

●	no exercise of the underwriters’ over-allotment option; and

●	no exercise of the outstanding options or warrants described above.

DESCRIPTION OF OUR ORDINARY SHARES

The following descriptions of our share capital and provisions of our amended and restated articles of association, or articles of association, are summaries, do not purport to be complete, and are qualified in their entirety by reference to our articles of association, Israeli law, and any other documents referenced

General

As of March 26, 2025, our authorized share capital consisted of 50,000,000 Ordinary Shares, no par value, of which 5,344,400 Ordinary Shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our registration number with the Israeli Registrar of Companies is 516454154. Our Ordinary Shares have been listed on the NYSE American under the symbol “SYNX” since January 12, 2024.

Ordinary Shares

In the last three years, we have issued an aggregate of 2,182,621 Ordinary Shares. The material terms and provisions of our Ordinary Shares are described under the heading “Description of Our Ordinary Shares” in the accompanying prospectus.

UNDERWRITING

We have entered into an underwriting agreement, dated March 31, 2025, with ThinkEquity LLC, or the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has, agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of Ordinary Shares listed next to its name in the following table:

Underwriter	Ordinary Shares
ThinkEquity LLC	1,290,000
Total	1,290,000

The underwriter is offering the Ordinary Shares subject to its acceptance of the Ordinary Shares from us and subject to prior sale. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. However, the underwriter is not required to take or pay for the Ordinary Shares covered by the underwriter’s option described below.

The underwriter is offering the Ordinary Shares subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted the underwriter an option to purchase additional Ordinary Shares. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriter to purchase up to an aggregate of 193,500 additional Ordinary Shares (equal to 15% of the Ordinary Shares sold in the offering), at the public offering price per ordinary share, less the underwriting discount.

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional Ordinary Shares.

	Per Ordinary Share	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$2.25	$2,902,500	$3,337,875
Underwriting discount (7%)(1)	$0.1575	$203,175	$233,651
Proceeds to us (before expenses)	$2.0925	$2,699,325	$3,104,224

(1)	We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received in this offering (excluding proceeds received from exercise of the underwriters’ over-allotment option) which is not included in the underwriting discounts and commission.

The underwriter proposes to offer the Ordinary Shares to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession not in excess of $0.09 per ordinary share. If all of the Ordinary Shares offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have paid an expense deposit of $20,000 to the Representative, which will be applied against the Representative’s accountable out-of-pocket expenses (in compliance with FINRA Rule 5110(g)(4)(A)) that are payable by us in connection with this offering. We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $75,000, the fees and expenses related to the use of Ipero’s book building, prospectus tracking and compliance software for the offering in the amount of $29,500, up to $15,000 for background checks of our officers and directors, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an amount not to exceed $3,000, data services and communications expenses up to $10,000, the actual accountable “road show” expenses up to $10,000 and up to $30,000 of the Representative’s market making and trading, and clearing firm settlement expenses for this offering, provided that the aggregate accountable expense reimbursement for which we are responsible will not exceed $100,000 (inclusive of the $20,000 expense deposit referenced above).

We expect that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $180,000.

Representative’s Warrants

We have agreed to issue to the Representative, upon the closing of this offering, in a concurrent private placement, warrants to purchase up to an aggregate of 64,500 of our Ordinary Shares (or 74,175 Ordinary Shares if the underwriters exercise their over-allotment option in full), representing 5% of the Ordinary Shares sold in this offering, or the Representative’s Warrants. The Representative’s Warrants are exercisable at a per Ordinary Share price equal to $2.8125 (or 125% of the assumed public offering price per Ordinary Share in this offering). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the six-month anniversary of the commencement of sales of Ordinary Shares in this offering and expire on the date that is five years following the commencement of sales of Ordinary Shares in this offering.

The Representative’s Warrants are deemed underwriter compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1)(A). The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of Ordinary Shares in this offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases, including piggyback registration rights and one demand registration right. The demand registration right provided will not be greater than five years from the closing date of this offering in compliance with FINRA Rule 5110(g)(8)(c). The piggyback registration rights provided thereby will not be greater than seven years from the closing date of this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Representative Warrant exercise price, nor the number of Ordinary Shares underlying such warrants, will be adjusted for issuances of Ordinary Shares by us at a price below the exercise price of the Representative’s Warrants.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We and each of our directors and officers have agreed, subject to customary exceptions, not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares for a period of 90 days after the closing date of the offering pursuant to the underwriting agreement.

Right of First Refusal

The underwriter has the right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the underwriter’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, that we, or any of our successors or subsidiaries, may participate in, on terms and conditions customary to the underwriter for such Subject Transactions.

Restriction on Continuous Offerings

We have agreed that, without the prior written consent of the underwriter, we will not, for a period of twelve (12) months after the date of the underwriting agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our Ordinary Shares.

Stabilizing transactions permit bids to purchase Ordinary Shares so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of Ordinary Shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriter may close out any short position by exercising its option to purchase additional shares and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our Ordinary Shares. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our Ordinary Shares in accordance with Regulation M during a period before the commencement of offers or sales of our Ordinary Shares in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Other Relationships

The underwriter and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received and may receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area- each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities. An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43 thousand (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50 thousand (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or CONSOB) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or the FSMA), has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or the FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated- together, relevant persons. The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the Ordinary Shares offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriter by Greenberg Traurig, P.A.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the three-year period then ended by reference in this prospectus supplement have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr., a BDO Member Firm, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act as applicable to foreign private issuers. Our Annual Report on Form 20-F for the year ended December 31, 2023 has been filed with the SEC. The Company has also filed reports with the SEC on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024;

●	our Reports of Foreign Private Issuer on Form 6-K filed on April 30, 2024, May 13, 2024, July 9, 2024, July 12, 2024, September 30, 2024, October 2, 2024, November 25, 2024, December 30, 2024; January 10, 2025, February 24, 2025, and March 10, 2025; and

●	the description of our Ordinary Shares contained in our Form 8-A filed on January 9, 2024 (File No. 001-41916), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating such description

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement and accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Silynxcom Ltd., 7 Giborei Israel, Netanya, Israel 4250407, Tel: +972-9-8658-370, Attention: Chief Financial Officer.

PROSPECTUS

$50,000,000

SILYNXCOM LTD.

Ordinary Shares

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $50,000,000 of our ordinary shares, no par value per share, or the Ordinary Shares. Each time we sell Ordinary Shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the Ordinary Shares.

Our Ordinary Shares are listed on the NYSE American LLC, or NYSE American, under the symbol “SYNX.” On February 27, 2025, the last reported sale price of our Ordinary Shares on NYSE American was $3.75 per share.

On February 27, 2025, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $12,100,762, based on 5,340,606 Ordinary Shares outstanding and 2,429,872 shares held by non-affiliates and a per share price of $4.98 based on the closing sale price of our Ordinary Shares on January 3, 2025. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are subject to reduced public company reporting requirements. We are a “controlled company” as defined under the Israeli Companies Law 5759-1999, or the Companies Law. As of February 27, 2025, Mr. Nir Klein and Mr. Ron Klein own 54.5% of the total voting power of our issued and outstanding Ordinary Shares and, as of the date of this prospectus, we are also a “controlled company” for purposes of the NYSE American rules.

Investing in the Ordinary Shares involves a high degree of risk. Risks associated with an investment in the Ordinary Shares will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3 of this prospectus.

The Ordinary Shares may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the Ordinary Shares with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Ordinary Shares and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC, nor any other state or other foreign securities commission, has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $50,000,000 of our Ordinary Shares.

Each time we sell Ordinary Shares, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying the Ordinary Shares being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these Ordinary Shares and it is not soliciting an offer to buy these Ordinary Shares in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any state or jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company,” “Silynx” and “Silynxcom” refer to Silynxcom Ltd., an Israeli corporation, Silynx Communications Inc., a Delaware corporation and Source of Sound Ltd., an Israeli corporation.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB, and interpretations thereof. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

ii

ABOUT OUR COMPANY

We develop, manufacture, and sell ruggedized tactical communication headset devices as well as other communication accessories, all of which have been field-tested and combat proven. Our in-ear headset devices, or In-Ear Headsets, are used in combat, the battlefield, riot control, demonstrations, weapons training courses, and factory floors. Our In-Ear Headsets seamlessly integrate with third party manufacturers of professional-grade ruggedized radios that are used by soldiers in combat or police officers in riot situations. Our In-Ear Headsets also fit tightly into the protective gear to enable users to speak and hear clearly and precisely while they are protected from the hazardous sounds of combat, riots, dangerous situations and machine equipment in factories. Our sleek, lightweight, In-Ear Headsets include active sound protection to eliminate unsafe sounds, while maintaining ambient environmental awareness, giving our customers 360° situational awareness.

We sell our In-Ear Headsets and communication accessories directly to military forces, police and other law enforcement units around the world. We also sell indirectly, through a specialized network of local distributors in each geography in which we operate, as well as through key strategic partnerships with radio equipment manufacturers. Our direct sales are generally conducted through government-run official tender processes. Our indirect sales are conducted through our distributor network, specialized agents, and strategic original equipment manufacturers, or OEMs. Our distributor network has grown by six times from 2020 to 2024. Our primary markets are currently in Israel, Europe, Asia and the United States and we intend to expand our sales, marketing and distribution network into new markets such as Southeast Asia and Latin America.

Our revenue streams originate from a range of customers. Due to the conflicts involving the State of Israel as of the date of this prospectus, demand for our products from the Israel Defense Forces, or IDF, has increased significantly.

We are also engaged in the research and development of new and improved iterations of our products, technology and external and internal integration thereof.

Corporate Information

We are an Israeli corporation and are incorporated under the name Silynxcom Ltd. On January 17, 2024, we completed our initial public offering of Ordinary Shares on the NYSE American, or the Initial Public Offering. Our principal executive offices are located at 7 Giborei Israel in Netanya, Israel. Our telephone number in Israel is +972 9-8658-370. Our website address https://www.silynxcom.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE rules for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

Implications of being a Controlled Company under the Companies Law

The term “control” is defined in the Companies Law as the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder “holds” (within the meaning of the Companies Law) 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

As of February 27, 2025, Mr. Nir Klein, the Company’s Chief Executive Officer, and Mr. Ron Klein own more than 50% of our voting power.

For so long as we have one or more controlling shareholder(s) (as defined above), any transaction which involves the controlling shareholder(s) must be approved by a special majority of our shareholders general meeting, in addition to other required approvals under Companies Law, without taking the controlling shareholder(s) vote into consideration in the said matter. Certain exemptions may apply to transactions with our controlling shareholder(s), as described in the Companies Law regulations.

Additionally, for so long as the Company has a controlling shareholder(s), members of the audit and compensation committees of the board of directors may not be an employee or service provider of the controlling shareholder(s).

Under regulations promulgated pursuant to the Companies Law, in case we do not have a controlling shareholder(s) in the future, the board of directors may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation.

Implications of being a Controlled Company under NYSE American Rules

In addition, for purposes of the NYSE American rules, we are a “controlled company”, meaning a company over which 50% or more of the voting power for the election of directors is held by an individual a group, or another company.

Since Mr. Ron Klein and Mr. Nir Klein own together 54.5% of our Ordinary Shares as of February 27, 2025, which means that they control 54.5% of our voting power, we are eligible for exemptions from certain NYSE corporate governance standards.

Under the NYSE corporate governance standards, a “controlled company” can elect to be exempt from the requirements that a majority of its board of directors are independent and that the compensation committee is composed entirely of independent directors. However, to date, we have decided not to avail ourselves of the exemptions available for controlled companies under NYSE rules.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, or the 2023 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, or Reports on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Our forward-looking statements include, but are not limited to, statements regarding us or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements.

Important factors that could cause such differences include, but are not limited to:

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our ability to maintain our business model;

●	our ability to project market growth and trends;

●	our ability to secure government tenders and maintain relationships with government contractors;

●	our ability to elicit a greater positive reception for our technology and devices than other similar devices that are sold on the market;

●	our ability to raise capital through the issuance of additional securities;

●	the effect of competition and other technologies;

●	projected capital expenditures and liquidity;

●	the effects of any potential litigation;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain, protect and enhance our intellectual property;

●	our ability to retain key executive members and employees;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passage of future laws;

●	general market, political, and economic conditions in the countries in which we operate, including those conditions related to recent unrest and armed conflicts in Israel and other parts of the Middle East, as well as any potential conflicts that may arise, such as the multi-front war Israel is facing, and geopolitical, trade, tariff and regulatory uncertainties; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2023 Annual Report as well other factors in the 2023 Annual Report.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our 2023 Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024.

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2024 and our management’s discussion and analysis of financial condition and results of operations for such period included as Exhibits 99.1 and 99.2, respectively, to our Report on Form 6-K filed with the SEC on October 2, 2024.

U.S. dollars in thousands	As of June 30, 2024
(Unaudited)
Cash and cash equivalents	$668
Loans from interested parties and others	11
Shareholders’ equity (deficit):
Share capital	-
Premium on shares and other capital reserves	21,176
Share based payment capital reserve	4,723
Warrants	144
Capital reserves for transactions with controlling shareholders	1,542
Accumulated loss	(20,969)
Total shareholders’ equity	6,616
Total capitalization	$6,627

The information presented in the table above is based on 5,250,000 Ordinary Shares outstanding as of June 30, 2024, and does not include the following as of that date:

●	717,624 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan at a weighted average exercise price of $1.99;

●	53,624 Ordinary Shares issued on January 6, 2025, upon exercise of warrants issued to an employee, at an exercise price of $0.81;

●	62,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to the representative of the underwriter in connection with the Initial Public Offering; and

●	100,520 Ordinary Shares issuable upon the exercise of options held by certain directors to purchase Ordinary Shares at $4.00 per Ordinary Share.

●	36,982 Ordinary Shares issued in aggregate on July 11, 2024 as part of the SAFE conversion and investment agreement in connection with the Initial Public Offering.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our Ordinary Shares in this offering for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF OUR ORDINARY SHARES

The following descriptions of our share capital and provisions of our amended and restated articles of association, or articles of association, are summaries, do not purport to be complete, and are qualified in their entirety by reference to our articles of association, Israeli law, and any other documents referenced.

General

As of February 27, 2025, our authorized share capital consisted of 50,000,000 Ordinary Shares, no par value, of which 5,340,606 Ordinary Shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our registration number with the Israeli Registrar of Companies is 516454154. Our Ordinary Shares have been listed on the NYSE American under the symbol “SYNX” since January 12, 2024.

Ordinary Shares

In the last three years, we have issued an aggregate of 2,178,827 Ordinary Shares.

Our Articles of Association

Purposes and Objects of our Company

Our purpose is set forth in Article 3 of our articles of association and includes every lawful purpose.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether annual or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

With the exception of directors elected by our board of directors and external directors, pursuant to our articles of association, our directors are elected at an annual general meeting of our shareholders and serve on the board of directors for a three-year term or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our articles of association. The directors are classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III. The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board among the classes to make them equal in number. Pursuant to our articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our articles of association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors). Such appointments shall be for the remaining term that the departing director would have served. In the case of a vacancy arising due to the number of directors being below the maximum stated in our articles of association, our board of directors shall determine, at the time of appointment, the class to which the additional director will be assigned. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law.

Annual and Special Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and within 15 months of the date of the previous annual shareholders meeting, at such time and place which shall be determined by our board of directors. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power, or the Non Exempted Holding. However, in accordance with the regulations promulged under the Companies Law relating to Israeli companies whose shares are listed on foreign stock exchanges, or the Exemptions Regulations, the board of directors of an Israeli company whose shares are listed outside of Israel, shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five percent (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law as applicable to companies incorporated in the country which the Company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel, may request the company’s board of directors to include an appointment of a candidate for a position on the board of directors or the termination of a board member, as an item on the agenda of a future general meeting (if the company sees fit), provided that the shareholder hold at least 5% of the voting rights of the company (instead of 1% in the past).

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and sixty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	the exercise of powers of our board of directors in a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law and our articles of association require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Access to Corporate Records

Under the Companies Law, shareholders are entitled to have access to: minutes of our general meetings; our shareholders register and material shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Adoption of Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our articles of association.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of our Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us or our subsidiaries. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemptions Regulations, the aforesaid limitations do not apply for an Israeli company whose shares are listed outside of Israel, provided that the applicable law as applicable to companies incorporated in the country which the company is listed for trade, provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Anti-Takeover Measures

We have a classified board structure that effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Our board of directors is divided into three classes, as follows:

(1)	The Company’s Class I director is Mr. Ron Klein; who shall hold office until the annual general meeting of the Company’s shareholders to be held in 2027 and until his successor is elected and qualified;

(2)	The Company’s Class II directors are: (1) Ms. Gal Nir Klein and (2) Mr. Adler Adrian; who shall hold office until the annual general meeting of the Company’s shareholders to be held in 2025 and until their successors are elected and qualified; and

(3)	The Company’s Class III directors are: (1) Mr. Nir Klein and (2) Ms. Yafit Keret; who shall hold office until the annual general meeting of the Company’s shareholders to be held in 2026 and until their successors are elected and qualified.

Exclusive Forum

Our articles of association provide that unless our Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and that any person or entity purchasing or otherwise acquiring any interest in any security of our Company, shall be deemed to have notice of and consented to this exclusive forum provision. This exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the United States Securities Exchange Act of 1934, as amended.

Borrowing Powers

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by the Company’s shareholders.

PLAN OF DISTRIBUTION

We may sell the Ordinary Shares being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the Ordinary Shares being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the Ordinary Shares for their own account and may resell the Ordinary Shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Ordinary Shares will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the Ordinary Shares to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the Ordinary Shares offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell Ordinary Shares directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of Ordinary Shares and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell Ordinary Shares directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the Ordinary Shares may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the Ordinary Shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell Ordinary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Ordinary Shares than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the Ordinary Shares, the underwriters may bid for or purchase Ordinary Shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Ordinary Shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the Ordinary Shares to the extent that it discourages resale of the Ordinary Shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NYSE American or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our Ordinary Shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees, accounting fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $49,155 which at the present time include the following categories of expenses:

SEC registration fee	$7,655
Legal fees and expenses	$16,500
Accounting fees and expenses	$20,000
Miscellaneous expenses	$5,000
Total	$49,155

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our Ordinary Shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the Ordinary Shares offered by this prospectus and other legal matters relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Additional legal matters may be passed upon for us, selling shareholders, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 incorporated in this prospectus have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr., a BDO Member Firm, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court under the applicable international private law rules in Israel, the judgement does not conflict with any other valid judgments in the same matter between the same parties, and an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty for the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed on April 30, 2024 (File No. 001-41916);

●	our Reports on Form 6-K filed on April 30, 2024, May 13, 2024, July 9, 2024, July 12, 2024, September 30, 2024, October 2, 2024, November 25, 2024, December 30, 2024 and January 10, 2025; and

●	the description of our Ordinary Shares contained in our Form 8-A filed on January 9, 2024 (File No. 001-41916), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Report on Form 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Report on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Silynxcom Ltd., 7 Giborei Israel, Netanya, Israel 4250407, Tel: +972-9-8658-370, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://www.silynxcom.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

1,290,000 Ordinary Shares

Silynxcom Ltd.

PROSPECTUS SUPPLEMENT

ThinkEquity

March 31, 2025